UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2008

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 29, 2008, Sepracor Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2008.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company is providing additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”).  Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.  The Company believes that the inclusion of these non-GAAP financial measures in the press release helps investors to gain a meaningful understanding of is past performance and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  Specifically with respect to the exclusion of amortization of intangible assets from GAAP net income, purchased intangible assets relate primarily to core and developed technology of acquired businesses.  The Company considers these charges non-cash in nature and unrelated to its core operating performance, and use of this non-GAAP measure allows comparisons of operating results that are consistent over time for both the Vompany’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.  The Company’s management uses all of these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods.  These measures are also used by management in its financial and operational decision-making.  There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  By providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies while also gaining a better understanding of its operating performance as evaluated by management.

The Company expects to continue to incur for the foreseeable future significant expenses similar to the non-GAAP adjustment for amortization of intangible assets described in the attached reconciliation of GAAP to non-GAAP measures, as well as imputed interest expense related to discounted future payments under license agreements which are also excluded from GAAP net income as described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Some of the material limitations in relying on this non-GAAP financial measure are that while amortization of intangible assets does not directly affect the Company’s current cash position, such expenses represent the declining value of technology and other intangible assets the Company has acquired over their respective expected economic lives. The expense associated with this decline in value is excluded from non-GAAP financial measures, and therefore the non-GAAP financial measures do not reflect the costs of acquired intangible assets.  In addition, while the imputed interest expense that is excluded relates to a non-cash interest charge and does not directly affect our current cash position, such expense will eventually be paid by us under the relevant license agreements and is a necessary element of our costs and ability to generate profits. Therefore any measure that excludes imputed interest expense has material limitations.  The Company compensates for these limitations by using the non-GAAP measures that exclude associated amortization of intangible assets and imputed interest expense from discounted future payments under license agreements as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1         Press Release dated July 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: July 29, 2008	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated July 29, 2008